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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K
                                 --------------


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


          Date of report (Date of earliest event reported) July 7, 2009

                                 --------------
                               WE SELL FOR U CORP.
             (Exact name of registrant as specified in its charter)
                                 --------------

          Florida                   333-148855                 26-1568357
 (State or Other Jurisdiction     (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


        580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia 3004
               (Address of principal executive offices) (Zip Code)

                                 61-3-8532-2800
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

Item 7.01 Regulation FD Disclosure.

     We Sell for U Corp., a Florida Corporation ("WSFU," "me," "us" or "our") sent a notice to its shareholders on or about July 7, 2009, (as amended), with respect to the execution of a written consent by WSFU's sole director and the holder of a majority of WSFU's outstanding capital stock approving the execution of an Agreement and Plan of Merger ("Merger Agreement"), by and between, WSFU and ProIndia International Inc., a Delaware corporation and wholly-owned subsidiary of WSFU ("ProIndia" or the "Surviving Corporation") (formerly known as ProEnergy International Inc.). The Merger Agreement provides that WSFU shall merge with and into ProIndia, with ProIndia being the surviving entity (the "Reincorporation Merger"). As a result of the Reincorporation Merger, the legal domicile of the Surviving Corporation will be Delaware.

     Pursuant to the terms of the Merger Agreement, (i) WSFU shall merge into ProIndia, with ProIndia being the surviving Corporation; (ii) ProIndia shall succeed to the ownership of all of WSFU's assets, shall have the rights, power and privileges and shall assume all of the obligations of WSFU; (iii) WSFU's existing sole director and officers shall become the sole director and officers of ProIndia; and (iv) the certificate of incorporation (the "Delaware Certificate") and by-laws ("Delaware By-laws") of ProIndia shall govern the Surviving Corporation. In connection with the Reincorporation, our corporate name will change to ProIndia International Inc. and the number of authorized shares of capital stock will be increased to five hundred twenty million (520,000,000) shares, of which five hundred million (500,000,000) shares are Common Stock and twenty million (20,000,000) shares are Preferred Stock, each with a par value of $.0001 per share. Except as otherwise required by statute, the designations and the powers, preferences and rights, and the qualifications or restrictions thereof, of any class or classes of stock or any series of any class of stock of the Surviving Corporation may be determined from time to time by resolution or resolutions of the Board of Directors.

     It is anticipated that the Merger Agreement will be signed and the Reincorporation will become effective approximately 20 days after the date Notice is first sent to shareholders. The Merger Agreement may be terminated and abandoned by action of the Company's sole director any time prior to the effective time of the Reincorporation, if the director determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation would not be in the best interests of the shareholders.

     At the effective time of the Reincorporation Merger, each outstanding share of WSFU's Common Stock, $.0001 par value, automatically will be converted into one share of Common Stock of ProIndia, $.0001 par value. Shareholders are not required to exchange their existing stock certificates, which will represent an equivalent number of shares of ProIndia common stock. The Reincorporation Merger will not result in any change in the business of WSFU. Upon completion of the Reincorporation Merger, the Surviving Corporation shall continue to maintain its principal offices at 580 St. Kilda Road - Level 8, Melbourne, Victoria 3004, Australia. The Common Stock of the Surviving Corporation will continue to trade on the Over the Counter Bulletin Board under a new symbol, which will be announced prior to the effective date of the Reincorporation Merger.

Item 9.01         Financial Statements and Exhibits

       (d)        Exhibits

                  2.1 - Agreement and Plan of Merger by and between We Sell For U Corp., a Florida corporation ("WSFU"), and ProIndia International Inc. ("ProEnergy") and a wholly-owned subsidiary of WSFU (Exhibit A to Exhibit 99.1).

                  3.1 - Certificate of Incorporation of ProIndia International Inc. (Annex B to Exhibit 99.1)

                  3.2 - By-laws of ProIndia International Inc. (Annex C to
                  Exhibit 99.1)

                  99.1 - Notice of Merger (as amended)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WE SELL FOR U CORP.



                                               By:    /s/ Peter Lee
                                                  ------------------------
                                               Name:  Peter Lee
                                               Title: CFO & Secretary

Date:  July 14, 2009

                                INDEX TO EXHIBITS

2.1: Agreement and Plan of Merger by and between We Sell For U Corp., a Florida corporation ("WSFU"), and ProIndia International Inc. ("ProEnergy") and a wholly-owned subsidiary of WSFU (Exhibit A to Exhibit 99.1).

3.1: Certificate of  Incorporation  of ProIndia  International  Inc. (Annex B to
     Exhibit 99.1)

3.2:  By-laws of ProIndia International Inc. (Annex C to Exhibit 99.1)

99.1: Notice of Merger (as amended)